SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 3)

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

JAKKS Pacific, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAKKS PACIFIC, INC.

22619 Pacific Coast Highway
Malibu, CA 90265

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on [                        ], 2002

       The Annual Meeting of Stockholders of JAKKS PACIFIC, INC. (the “Company”) will be held at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California 91361, on [                    ], 2002 at 9:00 a.m. local time, to consider and act upon the following matters:

(1)	To elect six directors to serve for the ensuing year;

(2)	To ratify and approve the amendment of the Company’s certificate of incorporation (i) to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 25,000,000 shares to 100,000,000 shares; (ii) to increase the number of authorized shares of the Company’s preferred stock, par value $0.001 per share, from 1,000,000 shares, to 5,000,000 shares; and (iii) to implement changes to reflect recent changes to Delaware law and that remove or revise certain obsolete provisions.

(3)	To ratify the appointment by the Board of Directors of PKF, Certified Public Accountants, A Professional Corporation, as the Company’s independent auditor for the current fiscal year;

(4)	To ratify and approve the Company’s 2002 Stock Award and Incentive Plan.

(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record as of the close of business on [                    ], 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors

Stephen G. Berman, Secretary

Malibu, California

[                    ], 2002

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

ELECTION OF DIRECTORS (Proposal No. 1)
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
ADOPTION OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (Proposal No. 2)
DESCRIPTION OF SECURITIES
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS (Proposal No. 3)
RATIFICATION AND APPROVAL OF OUR 2002 STOCK AWARD AND INCENTIVE PLAN (Proposal No. 4)
BOARD RECOMMENDATION
STOCKHOLDER PROPOSALS
OTHER MATTERS

JAKKS PACIFIC, INC.

22619 Pacific Coast Highway
Malibu, CA 90265

Proxy Statement for the 2002 Annual Meeting of Stockholders

To be Held on [                        ], 2002

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JAKKS Pacific, Inc. (the “Company”) for use at the 2002 Annual Meeting of Stockholders to be held on [                    ], 2002, and at any adjournment of that meeting (the “Annual Meeting”). Throughout this Proxy Statement, “we,” “us” and “our” are used to refer to the Company.

      The shares of our common stock represented by each proxy will be voted in accordance with the stockholder’s instructions as to each matter specified thereon, unless no instruction is given, in which case, the proxy will be voted in favor of such matter. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary or by voting in person at the Annual Meeting.

      We are mailing this Proxy Statement to our stockholders on or about [                    ], 2002, accompanied by our Annual Report to Stockholders for our fiscal year ended December 31, 2001.

Voting Securities and Votes Required

      At the close of business on [                    ], 2002, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of [23,585,149] shares of our common stock, par value $.001 per share. All holders of our common stock are entitled to one vote per share.

      The affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting is required for the ratification and approval of an amendment to the Company’s certificate of incorporation, the ratification of the appointment by the Board of Directors of PKF, Certified Public Accountants, A Professional Corporation, as our independent auditor for the current fiscal year and the ratification and approval of our 2002 Stock Award and Incentive Plan, all as hereinafter described. A majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting will constitute a quorum at the meeting. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information as of July 9, 2002 with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors and nominees for director, (3) each of the executive officers named below, and (4) all our directors and executive officers as a group.

	Amount and
	Nature of	Percent of
Name of	Beneficial	Outstanding
Beneficial Owner(1)	Ownership(2)	Shares

Kern Capital Management LLC(3)	1,183,800	5.0%
Jack Friedman(4)	468,717	1.9
Stephen G. Berman(5)	98,387	*
Joel M. Bennett(6)	41,698	*
Michael Bianco, Jr.(7)	75,306	*
David C. Blatte(8)	37,500	*
Robert E. Glick(9)	54,019	*
Michael G. Miller(10)	44,644	*
Murray L. Skala(11)	56,657	*
All directors and executive officers as a group (8 persons)(12)	863,981	3.6%

*	Less than 1% of our outstanding shares.

(1)	Unless otherwise indicated the address is at our executive offices, 22619 Pacific Coast Highway, Malibu, California 90265.

(2)	The number of shares of common stock beneficially owned by a person or entity is determined under rules promulgated by the United States Securities and Exchange Commission (the “SEC”). Under such rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power. Included among the shares owned by such person are any shares which such person or entity has the right to acquire within 60 days after May 13, 2002. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(3)	Mr. Robert E. Kern, Jr. and Mr. David G. Kern (“Messrs. Kern”), principals and controlling members of Kern Capital Management LLC (“KCM”), have also reported beneficial ownership of these shares. The address of KCM and Messrs. Kern is 114 West 47th Street, Suite 1926, New York, New York 10036. All the information presented in this Item with respect to these beneficial owners was extracted solely from their Schedule 13G jointly filed on February 14, 2002.

(4)	Includes 12,947 shares held in trusts for the benefit of children of Mr. Friedman. Also includes 455,770 shares which Mr. Friedman may purchase upon the exercise of certain stock options.

(5)	Represents shares which Mr. Berman may purchase upon the exercise of certain stock options.

(6)	Includes 14,448 shares which Mr. Bennett may purchase upon the exercise of certain stock options.

(7)	Includes 35,256 shares which Mr. Bianco may purchase upon the exercise of certain stock options.

(8)	Represents shares which Mr. Blatte may purchase upon the exercise of certain stock options.

(9)	Represents shares which Mr. Glick may purchase upon the exercise of certain stock options.

(10)	Represents shares which Mr. Miller may purchase upon the exercise of certain stock options.

(11)	Includes 52,771 shares which Mr. Skala may purchase upon the exercise of certain stock options. Also includes 3,186 shares held by Mr. Skala as trustee under trusts for the benefit of children of Mr. Friedman.

(12)	Includes 12,947 shares held in trusts for the benefit of children of Mr. Friedman and an aggregate of 792,795 shares which the directors and executive officers may purchase upon the exercise of certain stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

      To the best of our knowledge, all Forms 3, 4 or 5 required to be filed pursuant to Section 16(a) of the Exchange Act during or with respect to the fiscal year ended December 31, 2001 were filed on a timely basis.

ELECTION OF DIRECTORS

(Proposal No. 1)

      The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any of our executive officers or directors.

Nominees

      Certain information about the nominees to serve as our directors (all of whom are currently directors) is set forth below.

Name	Age	Positions with the Company	Director Since

Jack Friedman	63	Chairman and Chief Executive Officer	January 1995
Stephen G. Berman	37	Chief Operating Officer, President,	January 1995
		Secretary and Director
David C. Blatte	38	Director	January 2001
Robert E. Glick	56	Director	October 1996
Michael G. Miller	53	Director	February 1996
Murray L. Skala	55	Director	October 1995

      Jack Friedman has been our Chairman and Chief Executive Officer since co-founding JAKKS with Mr. Berman in January 1995. Until December 31, 1998, he was also our President. From January 1989 until January 1995, Mr. Friedman was Chief Executive Officer, President and a director of THQ Inc., a developer, publisher and distributor of interactive entertainment software (“THQ”). From 1970 to 1989, Mr. Friedman was President and Chief Operating Officer of LJN Toys, Ltd., a toy and software company. After LJN was acquired by MCA/ Universal, Inc. in 1986, Mr. Friedman continued as President until his departure in late 1988. Mr. Friedman is a director of Toymax International Inc. (“Toymax”), a publicly-held company which develops and markets toys and related products.

      Stephen G. Berman has been our Chief Operating Officer and Secretary since co-founding JAKKS with Mr. Friedman in January 1995. Since January 1, 1999, he has also served as our President. From our inception until December 31, 1998, Mr. Berman was also our Executive Vice President. From October 1991 to August 1995, Mr. Berman was a Vice President and Managing Director of THQ International, Inc., a subsidiary of THQ. From 1988 to 1991, he was President and an owner of Balanced Approach, Inc., a distributor of personal fitness products and services. Mr. Berman is a director of Toymax.

      David C. Blatte has been one of our directors since January 2001. From January 1993 to May 2000, Mr. Blatte was a Senior Vice President in the specialty retail group of the investment banking division of Donaldson, Lufkin and Jenrette Securities Corporation. Since May 2000, Mr. Blatte has been a principal in Catterton Partners, a private equity fund. Mr. Blatte is a director of Case Logic, Inc., a privately-held consumer products company. Mr. Blatte is a director of Toymax.

      Robert E. Glick has been one of our directors since October 1996. He has been, for more than 20 years, an officer, director and principal stockholder in a number of privately-held companies which manufacture and market women’s apparel. Mr. Glick is a director of Toymax.

      Michael G. Miller has been one of our directors since February 1996. From 1979 until 1998, Mr. Miller was President and a director of several privately-held affiliated companies, including a list brokerage and list management consulting firm, a database management consulting firm, and a direct mail graphic and creative design firm. Mr. Miller’s interests in these companies were sold in May 1998. Since 1991, he has been President of an advertising company. Mr. Miller is a director of Toymax.

      Murray L. Skala has been one of our directors since October 1995. Since 1976, Mr. Skala has been a partner of the law firm Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, our general counsel. Mr. Skala is a director of Traffix, Inc., a publicly-held company in the business of database marketing and is a director of Toymax.

Committees of the Board of Directors

      We have an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board does not have a Nominating Committee and performs the functions of a Nominating Committee itself.

      Audit Committee. The primary functions of the Audit Committee are to select or to recommend to our Board the selection of our outside auditor; to monitor our relationships with our outside auditor and its interaction with our management in order to ensure their independence and objectivity; to review, and to assess the scope and quality of, our outside auditor’s services, including the audit of our annual financial statements; to review our financial management and accounting procedures; to review our financial statements with our management and outside auditor; and to monitor management’s compliance with applicable legal requirements and ethical standards. Messrs. Blatte, Glick and Miller, all of whom are our non-employee directors, are the current members of the Audit Committee. The Board has adopted a written Audit Committee Charter for the Audit Committee, a copy of which was filed as Appendix A to our proxy statement for our 2001 Annual Meeting of Stockholders.

      Compensation Committee. The functions of the Compensation Committee are to make recommendations to the Board regarding compensation of management employees and to administer plans and programs relating to employee benefits, incentives and compensation, other than our Third Amended and Restated 1995 Stock Option Plan (the “Option Plan”). Messrs. Friedman, Miller and Skala are the current members of the Compensation Committee. If the 2002 Stock Award and Incentive Plan (the “2002 Plan”) is approved, the board of directors intends to dissolve the Stock Option Committee and incorporate the duties of the Stock Option Committee into the duties of the Compensation Committee. The additional duties of the Compensation Committee would include determining the recipients of and the size of awards granted under both of the Option Plan and the 2002 Plan. Furthermore, if the 2002 Plan is approved, Messrs. Friedman and Skala will resign from the Compensation Committee and its members will be Messrs. Miller and Glick, both of whom are non-employee directors.

      Stock Option Committee. The function of the Stock Option Committee is to determine the recipients of and the size of awards granted under the Option Plan. Messrs. Glick and Miller, both of whom are non-employee directors, are the current members of the Stock Option Committee. As described above in our discussion of the Compensation Committee, if the 2002 Plan is approved, this committee will be dissolved.

      In 2001, our Board held five meetings and acted by unanimous consent four times; our Stock Option Committee acted by unanimous consent twice; and our Audit Committee met once.

Executive Officers

      Our officers are elected annually by our Board of Directors and serve at the discretion of the Board of Directors. Two of our executive officers, Jack Friedman and Stephen G. Berman, are also directors of the Company. See the section above entitled “Nominees” for biographical information about these officers.

      Joel M. Bennett, 40, joined us in September 1995 as our Chief Financial Officer and was given the additional title of Executive Vice President in May 2000. From August 1993 to September 1995, he served in several financial management capacities at Time Warner Entertainment Company, L.P., including Controller of Warner Bros. Consumer Products Worldwide Merchandising and Interactive Entertainment. From June 1991 to August 1993, he was Vice President and Chief Financial Officer of TTI Technologies, Inc., a direct-mail computer hardware and software distribution company. From 1986 to June 1991, Mr. Bennett held various financial management positions at The Walt Disney Company, including Senior Manager of Finance for its international television syndication and production division. Mr. Bennett holds a Master of Business Administration degree and is a Certified Public Accountant.

      Michael Bianco, Jr., 44, has been an Executive Vice President since July 2001 and was given the additional title of Chief Merchandising Officer in February 2001. Until July 2001, he had served as a Senior Vice President of our Flying Colors division since joining us in October 1999, when we acquired Flying Colors Toys, where he had been President and a principal shareholder since July 1996. From 1994 to 1996, Mr. Bianco served as Executive Vice President of Rose Art Industries, Inc., a manufacturer of craft and activity products, and from 1976 to 1993, he served in various capacities, including Vice President of Merchandising, at toy retailer Kay Bee Toys.

Certain Relationships and Related Transactions

      One of our directors, Murray L. Skala, is a partner in the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, which has performed, and is expected to continue to perform, legal services for us. In 2001, we incurred approximately $1,129,000 for legal fees and reimbursable expenses payable to that firm.

      In April 2000, we loaned $1,500,000 to each of Jack Friedman and Stephen G. Berman. The entire principal amount of each loan is due on April 28, 2003 and, until repaid, interest thereon is payable semi-annually at the rate of 6.5% per annum. Mr. Berman’s indebtedness to us under his loan is secured by a deed of trust on certain real property. As of May 7, 2002, the outstanding principal balances of Mr. Friedman’s and Berman’s loans were $975,000 and $995,000, respectively. In May 2000, we loaned $250,000 to Joel M. Bennett. The entire principal amount of his loan, together with interest accrued thereon at the rate of 7.0% per annum, was due on May 12, 2002. Pursuant to our agreement with Mr Bennet, we agreed to forgive all of his indebtedness to us under his loan if he continued to be employed by us on such date. As of May 12, 2002, accrued interest to date on Mr. Bennett’s loan was $35,000.00. All three loans were made to assist our executive officers in meeting certain personal financial obligations.

      Michael Bianco, Jr., an Executive Vice President and our Chief Merchandising Officer, was one of the selling shareholders from whom we acquired Flying Colors Toys in October 1999. In connection with that acquisition, we agreed to pay an earn-out, in an amount not less than $2.5 million nor more than $4.5 million, in each of the three twelve-month periods following the closing if the gross profit of Flying Colors products achieve certain targeted levels during these periods. In 2001, we paid $1,850,000 to Mr. Bianco on account of the earn-out for the twelve-month period ended September 30, 2001.

Executive Compensation

      The following table sets forth the compensation we paid for our fiscal years ended December 31, 1999, 2000 and 2001 to our Chief Executive Officer and to our four most highly compensated executive officers (other than our Chief Executive Officer) whose compensation exceeded $100,000 on an annual basis (collectively, the “Named Officers”).

Summary Compensation Table

					Long-Term Awards
	Annual Compensation
					Restricted
				Other Annual	Stock
Name and		Salary	Bonus	Compensation	Awards	Options
Principal Position	Year	($)	($)	($)	($)	(#)

Jack Friedman	2001	821,000	1,706,390	—	—	175,000
Chairman and Chief	2000	771,000	1,613,401	—	—	207,254	(1)
Executive Officer	1999	521,000	1,750,000	—	—	232,500
Stephen G. Berman	2001	796,000	1,706,390	—	—	175,000
Chief Operating Officer,	2000	746,000	1,613,401	—	—	346,024	(2)
President and Secretary	1999	496,000	1,750,000	—	—	394,500
Joel M. Bennett	2001	247,500	160,000	—	—	20,000
Executive Vice President and	2000	225,000	140,000	—	—	211,700	(3)
Chief Financial Officer	1999	155,000	130,000	—	—	42,500
Michael Bianco, Jr.	2001	550,000	450,000	—	—	150,000
Executive Vice President and Chief	2000	450,000	300,000	—	—	75,263
Merchandising Officer	1999	75,000	—	—	—	15,000

(1)	Includes options to purchase 182,254 shares issued in replacement of options to purchase 257,500 shares pursuant to a reset in the price of those options.

(2)	Includes options to purchase 321,024 shares issued in replacement of options to purchase 419,500 shares pursuant to a reset in the price of those options.

(3)	Includes options to purchase 110,874 shares issued in replacement of options to purchase 143,326 shares pursuant to a reset in the price of those options.

      The following table sets forth certain information regarding options granted to the Named Officers in 2001.

Option/ SAR Grants in Last Fiscal Year

Individual Grants

					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options/SARs			of Stock Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options/SARs	Employees in	or Base Price
Name	Granted (#)	Fiscal Year(1)	($/Share)	Expiration Date	5%($)	10%($)

Jack Friedman	175,000	26.6%	16.25	7/11/07	967,146	2,194,133
Stephen G. Berman	175,000	26.6%	16.25	7/11/07	967,146	2,194,133
Joel M. Bennett	20,000	3.0%	16.25	7/11/07	110,531	250,758
Michael Bianco, Jr.	150,000	22.8%	16.25	7/11/07	828,983	1,880,685

(1)	Options to purchase a total of 658,500 shares of our common stock were granted to our employees, including the Named Officers, during 2001.

      The following table sets forth certain information regarding options exercised and exercisable during 2001, and the value of options held as of December 31, 2001 by the Named Officers:

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year End Option/SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs		Options/SARs
	Shares		at Fiscal Year End		at Fiscal Year End(2)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack Friedman	—	—	426,835	305,419	5,360,010	1,916,890
Stephen G. Berman	145,000	1,851,111	198,481	402,557	2,430,946	2,992,694
Joel M. Bennett	40,489	520,692	1,330	109,057	14,730	1,040,306
Michael Bianco, Jr.	12,756	162,781	1,466	220,813	16,236	1,189,254

(1)	The difference between (x) the product of the number of exercised options and the average sale price per share of the common stock sold on the exercise dates and (y) the aggregate exercise price of such options.

(2)	The difference between (x) the product of the number of unexercised options and $18.95 (the closing sale price of the common stock on December 31, 2001) and (y) the aggregate exercise price of such options.

Compensation of Directors

      Directors currently receive an annual cash stipend on January 1 of each year in the amount of $10,000 for serving on the Board, and are reimbursed for reasonable expenses incurred in attending meetings. In addition, our Option Plan provides for each newly elected non-employee director to receive at the commencement of his term an option to purchase 37,500 shares of our common stock at their then current fair market value, and for grants to our non-employee directors on January 1 and July 1 of each year of an option to purchase 7,500 shares of our common stock at their then current fair market value. In the event the 2002 Plan is adopted at the Meeting, no further grants of options will be made under the Option Plan. Nevertheless, the 2002 Plan also provides for similar option grants, so that, if the 2002 Plan is adopted, non-employee directors will continue to be issued the options described above. Options granted to a non-employee director expire upon the termination of the director’s services for cause, but may be exercised at any time during a one-year period after such person ceases to serve as a director for any other reason.

Employment Agreements

      On July 1, 1999, we entered into 10-year employment agreements with Jack Friedman and Stephen G. Berman, respectively, pursuant to which Mr. Friedman serves as our Chairman and Chief Executive Officer and Mr. Berman serves as our President and Chief Operating Officer. Mr. Friedman’s annual base salary in 2002 is $846,000 and Mr. Berman’s is $821,000. Their annual base salaries are subject to annual increases in an amount, not less than $25,000, determined by our Board of Directors. Each of them is also entitled to receive an annual bonus equal to 4% of our pre-tax income, but not more than $2,000,000, if our pre-tax income is are at least $2,000,000.

      On May 8, 2000, we entered into an employment agreement with Joel M. Bennett pursuant to which Mr. Bennett serves as an Executive Vice President and our Chief Financial Officer during a four-year term from January 1, 2000 to December 31, 2003. Mr. Bennett’s annual base salary in 2002 is $272,500. His annual base salary is subject to annual increases in an amount determined by our Board of Directors. He is also entitled to receive an annual bonus equal to the product of his base salary and the percentage year-over-year increase in our pre-tax income, but not less than $75,000 nor more than his base salary.

      On July 12, 2001, we amended and restated our employment agreement with Michael Bianco, Jr. The new agreement provides for Mr. Bianco to serve as an Executive Vice President during a term ending on

December 31, 2007. Mr. Bianco’s annual base salary in 2002 is $575,000. His annual base salary is subject to annual increases, in an amount not less than $25,000, determined by our Board of Directors. In February 2002, we appointed Mr. Bianco to serve as our Chief Merchandising Officer.

      If we terminate Mr. Friedman’s, Mr. Berman’s, Mr. Bianco’s or Mr. Bennett’s employment other than “for cause” or if he resigns because of our material breach of the employment agreement or because we cause a material change in his employment, we are required to make a lump-sum severance payment in an amount equal to his base salary and bonus during the balance of the term of the employment agreement, based on his then applicable annual base salary and bonus. In the event of the termination of his employment under certain circumstances after a “Change of Control” (as defined in the employment agreement), we are required to make to him a one-time payment of an amount equal to 2.99 times his “base amount” determined in accordance with the applicable provisions of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

      Mr. Friedman, Mr. Miller and Mr. Skala were the three members of our Compensation Committee in 2001. Mr. Jack Friedman, our Chairman and Chief Executive Officer, is the only member of our Compensation Committee who is or formerly was an officer or employee of JAKKS or any of its subsidiaries. Our Board believes that Mr. Friedman’s assessment of the performance and contribution of our other employees and his views on the appropriate manner and level of compensation for their services are essential to the Compensation Committee’s ability to evaluate and make determinations with respect to compensation matters. However, Mr. Friedman does not participate in any deliberations or determinations by the Compensation Committee or our Board with respect to his own compensation. Furthermore, if the 2002 Plan (see Proposal No. 4 below) is approved, Messrs. Friedman and Skala will resign from the Compensation Committee and will be replaced by Mr. Glick.

      None of our executive officers has served as a director or member of a compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served as a director or a member of our Compensation Committee.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Overview

      Our approach to employee compensation is grounded in our belief that our most important resource is our people. While some companies may enjoy an exclusive or limited franchise or are able to exploit unique assets, proprietary technology or other special properties or rights, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products and the continual rejuvenation of our product lines, to maintain superior operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry.

      One of our key management principles is to operate with a “lean and mean” executive staff. This allows for quick decision-making and efficient operation, but also stresses clearly delineated responsibilities and accountability for each area of business. We believe that we have assembled an outstanding management team and that this has been a primary factor in our success to date. Accordingly, we have determined that the paramount aim of our compensation policy should be to attract and retain the most promising people available to work for us and to motivate them so that they perform to their maximum potential.

      Our Board of Directors determines the compensation of our executive officers, except that Mr. Friedman and Mr. Berman do not participate in any deliberations or determinations with respect to their compensation. Mr. Friedman and Mr. Berman generally determine the compensation of other management employees, subject to oversight by the Board of Directors. Executive compensation is generally determined based on a subjective evaluation of the executive’s efforts and achievements, our overall performance and the executive’s contribution thereto. The role of our Compensation Committee in this process is to review our compensation policy for management employees, to recommend to the Board programs and policies related to employee compensation and benefits, and to administer programs and plans relating thereto, other than the Option Plan. Our Stock Option Committee is authorized to administer the Option Plan and, in particular, to determine the persons to whom, the number of shares for which, and the times and exercise prices at which options are granted.

Executive Compensation

      Our executive compensation consists of four components:

  Base Salary

      The base salaries of Mr. Friedman, Mr. Berman, Mr. Bennett and Mr. Bianco are determined by our Board of Directors in accordance with their respective employment agreements. We determine the base salary of each of our other executive officers on an annual basis.

  Incentive Bonus

      Generally, we award a cash bonus to our management employees based on their personal performance in the past year and the overall performance of the Company. Mr. Friedman, Mr. Berman, Mr. Bennett and Mr. Bianco are entitled to receive a formula-based bonus under their respective employment agreements, and may also receive additional discretionary bonuses.

  Stock Option Grants

      We believe that an important element of our compensation policy is to align the interests of our management employees with the long-term interests of our stockholders. The most direct way to accomplish this is by giving our executives an equity stake in our Company, which we do by granting stock options to our employees as a non-cash component of incentive compensation. Options are granted to employees by the Board of Directors or our Stock Option Committee, based on the recommendations of Mr. Friedman and Mr. Berman (except that they do not participate in determining their own option grants). To date, the exercise price of each option granted under our Option Plan was set equal to the Nasdaq closing price of our common stock on the date of grant (except where a higher exercise price was required in order for the option to qualify as an “incentive stock option” under the Internal Revenue Code when the option is granted to a 10% stockholder), and we intend to continue this practice in general. Beginning in 1999, we have provided for all options granted under our Option Plan to vest in increments of 15%, 15%, 15%, 25% and 30% over the five-year period beginning on the first anniversary of the date of grant, and to terminate six years after the date of grant. We believe that the relatively long and back-end weighted vesting period encourages a long-term commitment to the Company by the option grantee.

  Employee Benefits

      We provide customary employee benefits, such as medical and hospitalization insurance, paid vacation and a 401(k) retirement savings plan, to all our full-time employees. In addition, certain of our management employees are entitled to perquisites, such as an automobile allowance.

Chief Executive Officer Compensation

      In 2001, Mr. Friedman, our chief executive officer, earned a base salary of $821,000 and a bonus of $1,706,390, and was granted options to purchase 175,000 shares of our common stock, and Mr. Berman, our chief operating officer, earned a base salary of $796,000 and a bonus of $1,706,390, and was granted options to purchase 175,000 shares of our common stock. Mr. Friedman and Mr. Berman are subject to employment agreements which require us to increase their salary each year by an amount not less than $25,000 and which provide for a formula-based 4% Bonus linked to our Pre-Tax Income (as defined). The 4% Bonus accounted for their respective bonuses in 2001. In order to implement an understanding between them (and although there is no legally binding agreement that requires it) we have paid, and expect to continue to pay, substantially equal cash compensation to Mr. Friedman and Mr. Berman, the principal difference being that Mr. Friedman’s base salary is fixed in an amount $25,000 higher than that of Mr. Berman.

      We believe that our success to date has been to a significant extent attributable to the personal efforts of Mr. Friedman and Mr. Berman. They founded the Company, established its business philosophy and operating structure and were the driving force behind our central theme of focusing our business on “evergreen” products. Mr. Friedman’s long-term relationship with World Wrestling Federation Entertainment, Inc. was instrumental in our acquiring our successful World Wrestling Federation licenses. In his nearly four-decade-long career in the toy industry, he has established an important network of relationships that we have been able to exploit in product acquisition, production and sales. Both Mr. Berman and Mr. Friedman embody our management philosophy with a “hands on” approach in all areas of our business. In addition to their general supervisory functions, they are directly involved in license acquisition, product design and development, production, and sales and marketing, as well as our financing and acquisition efforts. Their efforts have resulted in our identifying and securing the World Wrestling Federation licenses and other desirable licenses and properties, the rapid expansion of our product lines, our achieving significant production efficiencies and the development of a loyal and growing customer base.

Considerations with Respect to Tax Deductibility

      The deductibility of compensation payments in excess of $1,000,000 to each of our chief executive officer or four other most highly compensated executive officers is subject to certain limitations under Section 162(m) of the Internal Revenue Code. The Board of Directors and the Compensation Committee take into account the effect of the loss of deductibility of executive compensation that exceeds $1,000,000 as one factor in its consideration of the appropriate manner and level of compensation for our executives. While they seek to minimize any adverse impact of these limitations, they may not confine compensation to the $1,000,000 limit in order to maintain flexibility to award greater compensation where appropriate.

Members of the Compensation Committee:

Jack Friedman
Michael Miller
Murray L. Skala

PERFORMANCE GRAPH

      The graph and table below display the relative performance of our common stock, the Russell 2000 Price Index (the “Russell 2000”) and a peer group index over the period from May 1, 1996 (the first day on which our common stock was publicly traded) to December 31, 2001 by comparing the cumulative total stockholder return (which assumes reinvestment of any dividends) on an assumed $100 investment in our common stock (at its initial public offering price of $4.16), the Russell 2000 and the peer group index at the market close on capitalization weighted basis, the common stocks of eight companies: Acclaim Entertainment, Inc., Action Performance Companies, Inc., Empire of Carolina, Inc., Equity Marketing, Inc., The First Years, Inc., Hasbro, Inc., Mattel, Inc. and Russ Berrie and Company, Inc. We believe that these companies represent a cross-section of publicly-traded companies with product lines and businesses similar to our own throughout the comparison period. The historical performance data presented below may not be indicative of the future performance of our common stock, either reference index or any component company in either reference index.

	Apr. 30, 1996	Dec. 31, 1996	Dec. 31, 1997	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001

JAKKS Pacific	100.00	127.87	127.87	171.82	448.03	218.34	451.64
Peer Group	100.00	103.54	136.79	112.78	74.65	70.59	96.47
Russell 2000	100.00	105.25	128.65	125.77	152.63	148.16	151.98

AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed our audited financial statements for 2001 with our management and has discussed with PKF, our independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from PKF required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PKF that firm’s independence. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2001 for filing with the SEC.

Members of the Audit Committee:

David C. Blatte
Robert E. Glick
Michael G. Miller

ADOPTION OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Proposal No. 2)

      On April 8, 2002, the Board of Directors unanimously resolved, subject to stockholder approval, to amend and restate our Certificate of Incorporation (the “New Certificate”). The New Certificate would amend and restate the Certificate of Incorporation as follows:

•	increase the number of authorized shares of common stock from 25,000,000 shares to 100,000,000 shares and increase the number of authorized shares of preferred stock from 1,000,000 shares to 5,000,000 shares;

•	revise certain provisions of the New Certificate so that they reflect current Delaware General Corporate Law and eliminate provisions of the Certificate of Incorporation that are obsolete.

Purpose and Effect of the Amendment

      We Urge Each Stockholder to Carefully Read the New Certificate Before Voting on This Proposal.

•	Increase the number of authorized shares of common stock and preferred stock

      If Proposal 2 is approved, Article Fourth of the Certificate of Incorporation would be amended by Article Fourth of the New Certificate to increase the authorized shares of common stock to 100,000,000 shares and to increase the authorized shares of preferred stock to 5,000,000 shares.

      The additional shares of common stock to be authorized by adoption of Proposal 2 would have rights identical to the currently outstanding common stock. Adopting Proposal 2 would not affect the rights of the holders of currently outstanding common stock. However, if additional shares of common stock are actually issued, any such issuance would have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

      The additional shares of preferred stock to be authorized by adoption of Proposal 2 would be blank check preferred stock, which means that the Board of Directors may authorize and issue such preferred stock from time to time, upon such terms and conditions as the Board of Directors may approve. These rights are identical to the rights to the currently authorized preferred stock. Adopting Proposal 2 would not affect the rights of the holders of currently outstanding common stock. However, if additional shares of preferred stock are actually issued, any such issuance could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

      We currently have 25,000,000 authorized shares of common stock. As of July 8, 2002, 23,585,149 shares of common stock were outstanding and 1,745,813 shares of common stock were subject to awards under the Option Plan. We currently have 1,000,000 authorized shares of preferred stock. As of July 8, 2002, there were no shares of preferred stock issued and outstanding.

Reasons to Increase the Amount of Authorized Shares

      The principal purpose to authorize additional shares of common stock and preferred stock is to provide us with additional financial flexibility to issue common stock and/or preferred stock for purposes which may be identified in the future, including, without limitation, to distribute common stock to stockholders pursuant to stock splits and/or stock dividends, to raise equity capital, to provide sufficient shares for issuance under the existing Option Plan and proposed 2002 Plan, to adopt additional equity incentive plans or reserve additional shares for issuance under such plans, to make acquisitions through the use of common stock, and to effect other corporate transactions, including without limitation, our agreement with Toymax to pay its stockholders a combination of cash and our common stock to complete our acquisition of the remaining outstanding shares of Toymax common stock, as described in detail in this Proxy Statement in the section entitled “Future Issuance of Our Common Stock.”

      The availability of additional shares of common stock and/or preferred stock is particularly important if the Board of Directors needs to undertake any of the foregoing actions on an expedited basis. An increase in the number of authorized shares of common stock and/or preferred stock would enable the Board of Directors to avoid the time (and expense) of seeking stockholder approval in connection with any such contemplated action. If Proposal 2 is approved by our stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock or preferred stock, except as may be required by applicable law or the rules of any stock exchange upon which our securities may be listed. The holders of common stock do not have preemptive rights to purchase any shares issued in the future.

      The proposed increase in the authorized number of shares of common stock and preferred stock could have a variety of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder’s investment could be adversely affected.

•	Revise the Certificate of Incorporation to Reflect Current Delaware Law and Eliminate Provisions That are Obsolete

      The Certificate of Incorporation contains provisions that are obsolete or that do not reflect current Delaware corporate practice. The following is a summary description of these provisions and the proposed amendments thereto, as set forth in the New Certificate. The Board of Directors does not anticipate that any of such changes will materially affect our governance, business, operations or prospects.

      The Certificate of Incorporation provides, in Article Third, the purpose and business in which we may engage. Article Third of the New Certificate provides that “[t]he purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.” The wording of the proposed new purpose clause follows the wording of the applicable Delaware statutory provision more closely than that of the purpose clause in the Certificate of Incorporation. The Board of Directors believes the purpose clause in the Certificate of Incorporation may restrict us from engaging in business that may be in our best interests to pursue. The Board of Directors believes that the restated purpose clause in the New Certificate would allow us to engage in various activities to the maximum extent allowed by Delaware law.

      Article Seventh of the Certificate of Incorporation lists specific powers the Board of Directors may exercise “in furtherance, and not in limitation of the powers conferred by statute.” Other than the power to adopt, amend, and alter bylaws, listing specific powers of the Board of Directors is unnecessary under Delaware law. Section 141 of the Delaware General Corporation Law provides that the business and affairs of every corporation organized under the laws of Delaware shall be managed by or under the direction of the board of directors unless otherwise provided in the Delaware General Corporation Law or a corporation’s certificate of incorporation. Article Sixth of the New Certificate continues to permit the Board of Directors to adopt, amend and alter our bylaws, but does not list any additional powers of the Board of Directors because listing additional powers is unnecessary.

      Article Sixth of the Certificate of Incorporation relates to a Delaware court’s ability to order a special meeting of our creditors if we become insolvent. In such a meeting, the creditors would vote on a compromise or settlement arrangement between them and our company. It is inconsistent with current Delaware corporate practice to include such a compromise and settlement provision in the Certificate of Incorporation. Additionally, there are doubts concerning the constitutionality of whether non-resident creditors can be by required to attend such a court imposed meeting of creditors. Accordingly, Article Sixth of the Certificate of Incorporation is not included in the New Certificate.

DESCRIPTION OF SECURITIES

General

      If Proposal No. 2 is passed by our stockholders, we will be authorized to issue 100,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of July 9, 2002, 23,585,149 shares of our common stock were outstanding and owned of record by approximately 106 persons, and no shares of our preferred stock were outstanding.

Common Stock

      Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so. Holders of common stock will be entitled to receive ratably dividends, if any, declared from time to time by our Board of Directors, and will be entitled to receive ratably all of our assets available for distribution to them upon liquidation. Holders of common stock have no preemptive, subscription or redemption rights. All the currently outstanding shares of our common stock are, and all shares of our common stock offered by us hereby, upon issuance and sale, will be, fully paid and nonassessable.

Preferred Stock

      Our certificate of incorporation currently provides that we are authorized to issue up to 1,000,000 shares of “blank check” preferred stock. Without any further approval by our stockholders, our Board of Directors may designate and authorize the issuance, upon the terms and conditions it may determine, of one or more classes or series of preferred stock with prescribed preferential dividend and liquidation rights, voting, conversion, redemption and other rights. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the common stock. Under certain circumstances, the issuance of preferred stock could also make it more difficult for a third party to gain control of JAKKS, discourage bids for the common stock at a premium or otherwise adversely affect the market price of our common stock. We do not currently have any shares of preferred stock outstanding.

FUTURE ISSUANCE OF OUR COMMON STOCK

Toymax Transactions

      On March 10, 2002, we acquired approximately 66.8% of the outstanding voting shares of Toymax International, Inc. (“Toymax”) pursuant to a Stock Purchase Agreement, dated as of February 10, 2002, between Toymax, certain principal stockholders of Toymax and our Company. In connection with this purchase, we entered into an Agreement of Merger, dated February 10, 2002, with Toymax and our wholly-owned merger subsidiary pursuant to which we may acquire the remaining outstanding shares of Toymax common stock (not owned by us) at a per share price of $3.00 in cash plus ..0798 shares of our common stock (325,853 shares in the aggregate), subject to certain adjustments set forth in the Agreement of Merger.

      If Proposal No. 2 is passed by our stockholders and after such time as our certificate of incorporation has been amended and restated to increase the amount of our authorized shares of common stock, we intend to issue such 325,853 shares of our common stock to complete the Toymax merger.

      For a complete description of the merger and the Agreement of Merger, see the Registration Statement on Form S-4 (which contains the Joint Proxy Statement/ Prospectus prepared by Toymax and us covering the merger), filed with the SEC on July 10, 2002, and which is incorporated herein by reference (the “Form S-4”).

Financial and Other Information of Toymax

      Toymax’s Audited Consolidated Financial Statements for the three-year period ended March 31, 2002, Selected Historical Financial Data, Unaudited Pro Forma Forma Consolidated Financial Statements, Notes to Unaudited Pro Forma Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations that are set forth in the Form S-4 are incorporated herein by reference. Toymax’s principal accountant, PKF, Certified Public Accountants, A Professional Corporation, is expected to be present at the Meeting and is expected to be available to respond to appropriate questions.

Mergers, Consolidations, Acquisitions and Similar Matters

      As discussed above, we intend to acquire the remaining outstanding shares of Toymax pursuant to a merger of our wholly-owned merger subsidiary with and into Toymax. The complete details of our proposed merger and exchange of Toymax common stock for cash plus our common stock is described in the Form S-4 and is incorporated herein by reference.

Information Incorporated by Reference

      Any document that is incorporated by reference into this proxy statement but is not delivered to our security holders, JAKKS will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates). Please direct such requests to JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, California 90265, (310) 456-7799, Attention: Joel M. Bennett.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
(Proposal No. 3)

      Upon the recommendation of our Audit Committee, our Board of Directors has appointed the firm of PKF, Certified Public Accountants, A Professional Corporation, as the principal independent auditor of the Company for the fiscal year ending December 31, 2002, subject to ratification by the stockholders. This firm has served as our independent auditor since our inception in 1995. If the appointment of this firm is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint another independent auditor. Representatives of the firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate questions from stockholders.

      In 2001 the aggregate fees billed for professional services provided by PKF to us were as follows:

Audit Fees(1)	$245,400
Financial Information Systems Design and Implementation Fees(2)	$980
All Other Fees(3)	$188,650

(1)	Audit fees relate to services rendered for the annual audit of our consolidated financial statements for 2001 and the review of the financial statements included in our quarterly reports on Form 10-Q in 2001.

(2)	Financial information systems design and implementation fees relate to operating, or supervising the operation of, our information system or managing our local area network or to services rendered in connection with the design or implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole.

(3)	All other fees relate to advice and assistance provided to us in connection with tax compliance and various transactions.

      Our Audit Committee has considered whether the provisions of the non-audit services described above is compatible with maintaining PKF’s independence and determined that such services are appropriate.

RATIFICATION AND APPROVAL OF OUR

2002 STOCK AWARD AND INCENTIVE PLAN
(Proposal No. 4)

General

      The Board of Directors (“Board”) has determined that it is in our best interests to adopt the 2002 Stock Award and Incentive Plan (the “2002 Plan”), with the approval of stockholders, to enhance our ability to link pay to performance, including through the use of stock options.

      The Board and the Compensation Committee (the “Committee”) believe that attracting and retaining executives and other key employees of high quality is essential to our growth and success. To this end, the availability of a comprehensive compensation program which includes different types of incentives for motivating employees and rewards for outstanding service can contribute to our future success. In particular, we intend to use stock options and stock-related awards as an important element of compensation for executives, employees, non-employee directors and certain other persons because such awards enable them to acquire or increase their proprietary interest in us, thereby promoting a closer identity of interests between them and our stockholders. In addition, annual incentive awards and other performance-based awards will provide incentives for achieving specific performance objectives. The Board and the Committee therefore view the 2002 Plan as a key part of our compensation program.

      The 2002 Plan would replace our current option plan (the “Current Option Plan”), which has been in effect since 1995. The 2002 Plan would allow us to continue to grant performance-based awards similar to those under the Current Option Plan, but would also authorize a broad range of other awards, including options, restricted and deferred stock, performance awards, stock appreciation rights (“SARs”) and other types of awards based on the our common stock (collectively, “Awards”).

Reasons for Stockholder Approval

      The Board and Committee seek stockholder approval of the 2002 Plan to satisfy certain legal requirements and to provide potential tax advantages to us and participants.

      In addition, the Board and the Committee seek to preserve our ability to claim tax deductions for compensation, to the greatest extent practicable. Therefore, we are seeking stockholder approval of the material terms of performance awards to named executives under the 2002 Plan, to meet a key requirement for such awards to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the company’s proxy statement). “Performance-based” compensation is not counted against the $1 million deductibility cap. If the 2002 Plan is approved by our stockholders, performance awards intended by the Committee to qualify as “performance-based” compensation will be payable only upon achievement of pre-established performance goals, subject to any additional requirements and terms as the Committee may establish. Such performance awards can be used to place strong emphasis on the building of value for all stockholders. For purposes of Section 162(m), approval of the 2002 Plan will be deemed also to include approval of the eligibility of executive officers and other eligible persons to participate, the per-person limitations described below under the caption “Shares Available and Award Limitations” and the general business criteria upon which performance objectives for performance awards are based, described below under the caption “Performance-Based Awards.” Because stockholder approval of general business criteria, without specific targeted levels of performance, qualifies performance awards for a period of approximately five years, stockholder approval of such business criteria will meet the requirements under Section 162(m) until 2007. Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of shares) is not subject to a time limit under Section 162(m).

      Stockholder approval will also allow the Committee to designate options as “incentive stock options,” if it chooses, to provide potential tax advantages to participants. These potential advantages are explained below under “Federal Income Tax Implications of the 2002 Plan.”

Description of the 2002 Plan

      The following is a brief description of the material features of the 2002 Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

      Shares Available and Award Limitations. Under the 2002 Plan, the number of shares of common stock reserved and available for awards will be 2,300,000 plus the number of shares that remain available for issuance under the Current Option Plan after settlement of all awards under that plan. As discussed below, this number is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events. A total of 327,926 shares remain available under the Current Option Plan. Accordingly, if stockholders approve the 2002 Plan, the total number of shares available would be 2,627,926 shares, or 13.4% of the shares outstanding on May 7, 2002. Of this amount, the total number of shares with respect to which ISOs may be granted shall not exceed 2,300,000, and no more than 2,000,000 shares shall be used for Awards other than options or SARs. Any shares of stock delivered under the 2002 Plan shall consist of authorized and unissued shares or treasury shares.

      Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to us to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be deemed to be available for new Awards under the 2002 Plan. These same share-counting rules will apply to awards under the Current Option Plan, for purposes of determining which shares will become available under the 2002 Plan. Under the 2002 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by us or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 2002 Plan may be either newly issued or treasury shares. On May 17, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $18.60 per share.

      In addition, the 2002 Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given year to qualify Awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m). Under this annual per-person limitation, no Participant may in any year be granted share-denominated Awards under the 2002 Plan relating to more than his or her “Annual Limit” for each type of Award. The Annual Limit equals 1,000,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, SARs, restricted stock, deferred stock, and other stock-based awards are each considered separate types of awards for purposes of the Annual Limit. In the case of Awards not relating to shares in a way in which the share limitation can apply, no Participant may be granted Awards authorizing the earning during any year of an amount that exceeds the Participant’s Annual Limit, which for this purpose equals $5,000,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year. The Annual Limit for non-share-based Awards is separate from the Annual Limit for each type of share-based Award.

      Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify, as “performance-based” generally must conform to requirements under Section 162(m).

      Eligibility. Our and our subsidiaries’ executive officers and other employees and non-employee directors, consultants and others who provide substantial services to us and our subsidiaries, are eligible to be granted Awards under the 2002 Plan. In addition, any person who has been offered employment by us or one of our subsidiaries may be granted Awards, but such prospective employee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment. At present, approximately 300 persons would be eligible for Awards under the 2002 Plan.

      Administration. The 2002 Plan is administered by the Committee, except that the Board may appoint any other committee to administer the 2002 Plan or may itself act to administer the 2002 Plan. The Board must perform the functions of the Committee for purposes of granting Awards to non-employee directors. (References to the “Committee” below mean the committee or the full Board exercising authority with respect to a given Award.) The Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2002 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2002 Plan. Nothing in the 2002 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to any Participant, including executive officers. The 2002 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2002 Plan.

      Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of an SAR is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO, or SAR in tandem therewith, may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs granted under the 2002 Plan may include “limited SARs” exercisable for a stated period of time following a “Change in Control”, as discussed below.

      Restricted and Deferred Stock. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the participant to all of the rights of a stockholder of ours, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

      Other Stock-Based Awards, Bonus Shares, and Awards in lieu of Cash Obligations. The 2002 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of our obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer or non-

employee director in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

      Performance-Based Awards. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2002 Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance Awards to named executive officers will be selected from among the following: (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating margin or gross margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting environmental or safety standards, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2002 Plan. The Committee may set the levels of performance required in connection with performance Awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

      Annual Incentive Awards. The Committee is authorized to grant annual incentive awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The performance objectives will be one or more of the performance objectives available for other performance awards under the 2002 Plan, as described in the preceding paragraph. As discussed above, annual incentive awards granted to named executive officers may be intended as “performance-based compensation” not subject to the limitation on deductibility under Section 162(m). The Committee generally must establish the performance objectives, the corresponding amounts payable (subject to per-person limits), other terms of settlement, and all other terms of such awards not later than 90 days after the beginning of the fiscal year.

      Other Terms of Awards. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2002 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) to satisfy tax obligations. Awards granted under the 2002 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

      Awards under the 2002 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 2002 Plan, awards under our other plans, or other rights to payment from us, and may exchange or buyout outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well. In granting a new Award, the Committee may determine that the in-the-money value of any surrendered Award may be applied to reduce the exercise price of any option, grant price of any SAR, or purchase price of any other Award.

      Vesting, Forfeitures, and Acceleration Thereof. The Committee may, in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2002 Plan provides that, unless otherwise provided by the Committee in writing at the time of the Award, in the event of a Change in Control of the Company, most outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents. A Change in Control means generally (i) any person or group becomes a beneficial owner of 30% or more of the voting power of our voting securities, (ii) a change in the Board’s membership such that the current members, or those elected or nominated by vote of two-thirds of the current members and successors elected or nominated by them, cease to represent a majority of the Board in any period of less than two years, (iii) certain mergers or consolidations substantially reducing the percentage of voting power held by shareholders prior to such transactions, and (iv) shareholder approval of a sale or liquidation of all or substantially all of our assets.

      Automatic Grants of Options to Non-Employee Directors. Unless otherwise determined by the Board, the 2002 Plan provides that non-employee directors be granted 37,500 shares upon the date of their initial election to the Board. In addition, non-employee directors are entitled to receive 7,500 additional shares on January 1 and July 1 of each year such director continues to serve in a non-employee capacity throughout the term of this Plan. All of the above awards to non-employee directors are to have an exercise price equal to the fair market value of our common stock on the award date, and unless otherwise provided by the Board in a written agreement at the time of the award, shall be immediately vested and have a term of 10 years from the Award date.

      Amendment and Termination of the 2002 Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan or the Committee’s authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. The Board may, in its discretion, submit other amendments to stockholders for approval. Under these provisions, stockholder approval will not necessarily be required for amendments, which might increase the cost of the 2002 Plan or broaden eligibility. Unless earlier terminated, the 2002 Plan will terminate at such time that no shares reserved under the Plan remain available and we have no further rights or obligations with respect to any outstanding Award.

Federal Income Tax Implications of the 2002 Plan

      The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2002 Plan. The grant of an option (including a stock-based award in the nature of a purchase right) or an SAR will create no federal income tax consequences for the participant or us. A participant will not have taxable income upon exercising an option, which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash received.

      Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, the tax “basis” is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

      We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

      With respect to other Awards granted under the 2002 Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, we generally will be entitled to a deduction for the same amount. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, we generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

      As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2002 Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the 2002 Plan will be fully deductible under all circumstances. In addition, other Awards under the 2002 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

      The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2002 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2002 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2002 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

      Because the value of the awards to be granted under the 2002 Plan are based upon the fluctuating market price of our common stock, we cannot presently determine the benefits to be received by any particular individual or particular group of individuals for such awards under the 2002 Plan. The following table, however, sets forth the benefits (losses) that would have been received in 2001 by the Named Officers, all executive officers as a group, non-executive officer directors as a group and non-executive officer employees as a group, as if the 2002 Plan had been in effect during 2001.

The 2002 Plan(1)(2)

	Dollar	Number of
Name and Position	Value($)	Shares

Jack Friedman	*	*
Stephen G. Berman	*	*
Joel Bennett	*	*
Michael Bianco, Jr.	*	*
Executive Officer Group	*	*
Non-Executive Officer Director Group (4 Persons)(2)
January 1, 2001	$9.12 per share(3)	30,000
July 1, 2001	$16.26 per share(3)	30,000
Non-Executive Officer Employee Group	*	*

*	The 2002 Plan provides for the automatic granting of options to directors who are not employees of the Company. Such individuals would receive, subject to stockholder approval of the 2002 Plan, options to purchase 7,500 shares of common stock on January 1 and July 1 of each year the 2002 Plan is in effect. Grants of awards under the 2002 Plan to all other groups, including executive officers and non-executive officer employees, are discretionary and not determinable as to amount or dollar value as of the date of this proxy statement.

(1)	Subject to stockholder approval of the 2002 Plan.

(2)	The information provided represents the benefits (losses) that would have been received in 2001, as if the 2002 Plan had been in effect during 2001.

(3)	Represents what the exercise prices of the options would have been upon their grant, which is equal to the closing price of our common stock on the NASDAQ National Market on the date the options would have been granted, had the 2002 Plan been in effect during 2001.

Equity Compensation Plan Information

	Number of		Number of securities
	securities to be	Weighted-	remaining available
	issued upon	average exercise	for future issuance
	exercise of	price of	under equity
	outstanding	outstanding	compensation plans
	options,	options,	(excluding securities
	warrants and	warrants and	reflected in the first
	rights	rights	column of this table)

Equity compensation plans approved by our stockholders*	6,025,000	$10.39	2,627,926
Equity compensation plans not approved by our stockholders	0	0	0
Total	6,025,000	$10.39	2,627,926

* Includes 2002 Plan

BOARD RECOMMENDATION

      The Board of Directors believes that approval of the foregoing four proposals is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR these proposals.

STOCKHOLDER PROPOSALS

      We must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in our proxy statement and proxy for our annual meeting in 2003 at our principal executive offices on or before [                    ], 2003. Any other proposal that a stockholder intends to present at that meeting may be deemed untimely unless we have received written notice of such proposal on or before [                    ], 2003. Stockholders should send proposals and notices addressed to JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, California 90265, Attention: Stephen G. Berman, Secretary.

OTHER MATTERS

      We have not received any other proposal or notice of any stockholder’s intention to present any proposal at our annual meeting, and we are not aware of any matter, other than those discussed above in this Proxy Statement, to be presented at the meeting. If any other matter is properly brought before the annual meeting, the persons named in the attached proxy intend to vote on such matter as directed by our Board of Directors. With respect to any proposal that is not included in the proxy statement and proxy for our annual meeting in 2003, but which is properly presented at the meeting, the persons designated by us as proxies for that meeting will vote on any such matter in their discretion if (1) we have received notice of the proposal on or before [                    ], 2003 and, subject to certain exception prescribed by the SEC’s rules, we have advised in our proxy statement for that meeting on the nature of the matter and how we intend to exercise our discretion to vote on such matter; or (2) we have not received notice of the proposal on or before [                    ], 2003. Stockholders should send notices of such proposals addressed to JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, California 90265, Attention: Stephen G. Berman, Secretary.

      We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and we reserve the right to compensate outside agencies for the purpose of soliciting proxies. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares held in their names and we will reimburse them for out-of-pocket expenses incurred on our behalf.

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
JAKKS PACIFIC, INC.

      The undersigned, Stephen G. Berman, hereby certifies that:

      A. He is the Secretary of JAKKS Pacific, Inc., a Delaware corporation (the “Corporation”).

      B. The restated certificate of incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on January 5, 1996.

      C. The amendment and restatement set forth herein has been duly approved by the board of directors and the stockholders of the Corporation in accordance with the applicable provisions of Section 242 and 245 of the Delaware General Corporation Law.

      D. The text of the Corporation’s restated certificate of incorporation is hereby amended and restated to read in its entirety as follows:

      ARTICLE 1 The name of the corporation is JAKKS Pacific, Inc.

      ARTICLE 2 The address of the corporation’s registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, Delaware 19901, County of Kent, and the name of its registered agent at such address is Bridge Service Corp.

      ARTICLE 3 The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      ARTICLE 4 The total number of shares that the Corporation is authorized to issue is 105,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The board of directors is hereby expressly granted the authority to issue the preferred stock from time to time in one or more classes or series and by resolution or resolutions to establish the number of shares to be included in each such class or series and to fix the designations, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations and restrictions thereof; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding.

      Each share of preferred stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to common stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of preferred stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

      ARTICLE 5 The Corporation is to have perpetual existence.

      ARTICLE 6 In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal bylaws of the Corporation.

      ARTICLE 7 No director of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that, if and to the extent required by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of Delaware.

      ARTICLE 8 The corporation shall indemnify, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, each person who may be so indemnified thereunder.

      ARTICLE 9 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

A-1

      The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation’s board of directors and stockholders in accordance with the applicable provisions of Section 242 and 245 of the Delaware General Corporation Law.

JAKKS PACIFIC, INC.

BY:

STEPHEN G. BERMAN
Secretary

Dated:                     , 2002.

A-2

Appendix B

JAKKS PACIFIC, INC.

2002 Stock Award and Incentive Plan

JAKKS PACIFIC, INC.

2002 Stock Award and Incentive Plan

1. Purpose	B-1
2. Definitions	B-1
3. Administration	B-2
4. Stock Subject to Plan	B-3
5. Eligibility; Per-Person Award Limitations	B-4
6. Specific Terms of Awards	B-4
7. Performance Awards, Including Annual Incentive Awards	B-7
8. Certain Provisions Applicable to Awards	B-9
9. Change in Control	B-10
10. Awards to Non-Employee Directors	B-12
11. General Provisions	B-12

B-i

JAKKS PACIFIC, INC.

2002 Stock Award and Incentive Plan

      1.     Purpose. The purpose of this 2002 Stock Award and Incentive Plan (the “Plan”) is to aid JAKKS Pacific, Inc. a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees (including executive officers and employee directors), non-employee directors, and other persons (including consultants and advisors) who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

      2.     Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(d) “Board” means the Company’s Board of Directors.

(e) “Change in Control” and related terms have the meanings specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g) “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(i) “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(j) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k) “Effective Date” means the effective date specified in Section 11(q).

(l) “Eligible Person” has the meaning specified in Section 5.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n) “Fair Market Value” shall mean the amount determined by the Board or the Committee, except that if the Stock is listed on a national securities exchange (or traded on the over-the-counter market), the fair market value shall be the closing price of the Stock on such exchange (or market as reported by the National Quotation Bureau) on the day on which an Award is granted hereby (or with respect to a Change in Control or other event requiring the valuation of the Stock, the closing price on the appropriate date as determined by the Board or Committee), or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

(o) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(p) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(q) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(r) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(s) “Performance Award” means a right, granted to a Participant under Sections 6(i) and 7, to receive Awards or payments based upon performance criteria specified by the Committee.

(t) “Preexisting Plan” means the Company’s Third Amended and Restated 1995 Stock Option Plan.

(u) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(v) “Restricted Stock” means Stock granted to a Participant under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(w) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(x) “Stock” means the Company’s Common Stock, par value $.001 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(y) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

      3.     Administration.

      (a) Authority of the Committee. The Plan shall be administered by the Committee (subject to the Board’s authority to restrict the Committee), which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an

Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

      (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine. Notwithstanding the foregoing, no action may be taken pursuant to this Section 3(b) if such action would result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

      (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.     Stock Subject to Plan.

      (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 2,300,000, plus (ii) the number of shares that remain available for issuance under the Preexisting Plan after all awards thereunder have been settled, plus (iii) the number of shares subject to awards under the Preexisting Plan that become available in accordance with Section 4(b) after the Effective Date; provided, however, that (A) the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above and (B) no more than 2,000,000 shares shall be used for Awards other than options or SARs. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

      (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under the Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

      5.     Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant, advisor or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $5,000,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

      6.     Specific Terms of Awards.

      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter

(subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

      (b) Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 9(a).

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

      (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(d) hereof) over (B) the grant price of the SAR as determined by the Committee.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

      (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

      (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Eligible Persons, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

      (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

      (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, which are rights to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

      (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

      (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

      7.     Performance Awards, Including Annual Incentive Awards.

      (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

      (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating margin or gross margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on environmental or safety standards, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the Committee’s discretion. The Committee may increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

      (c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, provided that the portion of such pool potentially payable to the Covered Employee shall be preestablished. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

      (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

      8.     Certain Provisions Applicable to Awards.

      (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

      (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

      (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at Participant’s election on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

      (d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 (or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

      (e) Loan Provisions. With the Committee’s consent, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

      9.     Change in Control.

      (a) Effect of “Change in Control” on Non-Performance Based Awards. Unless otherwise provided by the Committee in the Award document, in the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b):

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the

Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 11(a);

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and

(iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

      (b) Effect of “Change in Control” on Performance-Based Awards. In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions will be deemed to be met if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

      (c) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) any Person (other than the Company), any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 30% of the combined voting power of the Company’s or such subsidiary’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”) with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s common stock immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom.

      For purposes of this definition:

(A) The term “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

(B) The term “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

      (d) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

      10.     Awards to Non-Employee Directors.

      Unless otherwise determined by the Board in writing, non-employee directors of the Company shall be entitled to receive Options in accordance with the following:

(a) On the date any non-employee director of the Company first becomes a director, such person shall automatically be granted, without further action by the Board or the Committee, an Option to purchase 37,500 shares of the Company’s Stock.

(b) On January 1 and July 1 of each year during the term of this Plan, non-employee directors of the Company then serving in such capacity, shall each be granted an Option to purchase 7,500 shares of the Company’s Stock.

(c) The exercise price of the shares subject to the Options set forth in Sections 10(a) and 10(b) hereof shall be the Fair Market Value of the Company’s Stock on the date such Options are granted. All of such Options shall be non-qualified Options. Unless otherwise determined by the Board in an award agreement at the time of the Award, the Options granted pursuant to this Section 10 shall vest entirely on the date they are granted and shall be exercisable for a period of ten (10) years.

(d) Non-employee directors of the Company include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacity, serve as directors of the Company.

      11.     General Provisions.

      (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

      (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

      (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

      (d) Tax Provisions.

      (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

      (ii) Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

      (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

      (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may have a material adverse affect on the rights of such Participant under any outstanding Award.

      (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

      (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

      (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

      (i) Payments in the Event of Forfeitures; Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other

Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award.

      Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

      (k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.

      (l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

      (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

      (n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

JAKKS PACIFIC, INC.

Proxy for Annual Meeting of Stockholders to be held [            ], 2002

    Know all men by these presents, that the undersigned hereby constitutes and appoints Jack Friedman and Stephen G. Berman, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote all of the shares of the common stock of JAKKS Pacific, Inc. standing in the name of the undersigned at the close of business on [          ], 2002, at the Annual Meeting of Stockholders of such Company to be held on [          ], 2002 at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California 91361, beginning at 9:00 a.m. local time, and at any and all adjournments thereof, with all the rights and powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

☒ Please mark your votes as in this example

1.	Election of Directors ☐ For ☐ Against

Nominees are: Jack Friedman, Stephen G. Berman, David C. Blatte, Robert E. Glick, Michael G. Miller and Murray L. Skala

(Instruction:	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

(Continued and to be signed on the reverse side.)

2.	Ratification and approval of the amendment of the Company’s certificate of incorporation (i) to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 25,000,000 shares to 100,000,000 shares; (ii) to increase the number of authorized shares of the Company’s preferred stock, par value $0.001 per share, from 1,000,000 shares, to 5,000,000 shares; and (iii) to implement changes to reflect recent changes to Delaware law and remove or revise certain obsolete provisions.

☐ For ☐ Against ☐ Abstain

3.	Ratification of appointment of PKF, Certified Public Accountants, A Professional Corporation, as the Company’s auditor.

☐ For ☐ Against ☐ Abstain

4.	Ratification and approval of the Company’s 2002 Stock Award and Incentive Plan.

☐ For ☐ Against ☐ Abstain

5.	In their discretion upon such other measures as may properly come before the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above. Number of shares owned by undersigned:

Signature:

Date:

Signature:

Date:

IMPORTANT: Please sign exactly as your name or names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.